EXHIBIT 6

LaSalle  National  Bank hereby  consents in  accordance  with the  provisions of
Section 321(b) of the Trust Indenture Act of 1939, that reports of examinations by Federal, State, Territorial and District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                       LASALLE NATIONAL BANK


                                       By: /s/ Cynthia Reis
                                           ---------------------------
                                               Cynthia Reis
                                               Vice President